UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report: May 17, 2016
(date of earliest event reported)

GENERAL GROWTH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip code)

(312) 960-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2016, General Growth Properties, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which 825,229,082 shares of its common stock were represented. During the Annual Meeting, our stockholders were asked to consider and vote upon the proposals described in detail in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on April 1, 2016. The final voting results for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

All nine of the nominees for directors were elected to serve for a term which expires at our 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the votes set forth below.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard B. Clark	790,354,826	18,278,931	59,543	16,535,782
Mary Lou Fiala	768,372,985	37,159,679	3,160,636	16,535,782
J. Bruce Flatt	771,398,721	34,940,825	2,353,754	16,535,782
John K. Haley	768,363,291	37,162,087	3,167,922	16,535,782
Daniel B. Hurwitz	803,546,820	5,071,247	75,233	16,535,782
Brian W. Kingston	799,651,640	8,985,399	56,261	16,535,782
Sandeep Mathrani	796,484,616	12,131,391	77,293	16,535,782
David J. Neithercut	803,492,214	5,128,215	72,871	16,535,782
Mark R. Patterson	771,584,232	37,032,027	77,041	16,535,782

Proposal 2 – Advisory Vote on Executive Compensation
The stockholders did not approve, on an advisory basis, the compensation of our named executive directors, by the votes set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
388,288,529	420,134,284	270,487	16,535,782

Proposal 3 – Ratification of the Selection of Independent Registered Public Accounting Firm
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders, by the votes set forth below.

Votes For	Votes Against	Abstentions
817,986,500	7,135,307	107,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Marvin J. Levine
Date: May 20, 2016		Marvin J. Levine
Executive Vice President and Chief Legal Officer